UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SECTOR 5, INC.
(Exact name of registrant as specified in its charter)

Nevada	45-5042353
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Duke Street, Suite 110, Alexandria, Virginia	22314
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: _________________

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
Title of class

Item 1. Description of Registrant’s Securities to Be Registered.

The information required by this Item is included under the captions “Description of Securities” (pages 19-21), and “Future Sales by Existing Stockholders” (page 38) of the Prospectus included as part of the Registrant’s Registration Statement on Form S-1, Registration No. 333-181742 (“Form S-1”), which information is incorporated herein by this reference.

Item 2. Exhibits.

The following documents are included as exhibits to the Form S-1, as indicated, and are incorporated herein by this reference:

1.	Specimen Common Stock Certificate.

2.	(a)	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the on Form S-1 filed with the U.S. Securities and Exchange Commission (“SEC”) on May 29, 2012).

	(b)	Bylaws (incorporated by reference to Exhibit 3.2 to the Form S-1 filed with the SEC on May 29, 2012).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SECTOR 5, INC.

Dated: April 23, 2018	By:	/s/ Erick Kuvshinikov
Erick Kuvshinikov
Chief Executive Officer and President

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EXHIBIT INDEX

The following documents are included as exhibits to the Registrant’s Registration Statement on Form S-1, Registration No. 333-181742, declared effective on July 25, 2012 (“Form S-1”), as indicated, and are incorporated herein by this reference:

1.	Specimen Common Stock Certificate.

2.	(a)	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Form S-1 filed with the U.S. Securities and Exchange Commission (“SEC”) on May 29, 2012).

	(b)	Bylaws (incorporated by reference to Exhibit 3.2 to the Form S-1 filed with the SEC on May 29, 2012).

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